UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 5, 2019

Date of Report (Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 5, 2019, PennantPark Floating Rate Capital Ltd. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 6, 2018. As of November 19, 2018, the record date, 38,772,074 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders elected two Class II directors of the Company, who will each serve until the 2022 Annual Meeting and until his successor is duly elected and qualifies.

The voting results as of February 5, 2019, as certified by the inspector of election, are set forth below:

Name	For	Withheld	Broker Non Votes
Adam K. Bernstein	10,767,205	3,692,887	19,607,417
% of Shares Voted	74.46%	25.54%	N/A
Jeffrey Flug	11,643,235	2,816,857	19,607,417
% of Shares Voted	80.52%	19.48%	N/A

Proposal 2. The Company’s stockholders ratified the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2019.

The voting results as of February 5, 2019, as certified by the inspector of election, are set forth below:

	For	Against	Abstain
Shares Voted	32,597,966	1,123,581	345,962
% of Shares Voted	95.68%	3.30%	1.02%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Dated: February 8, 2019	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer